UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 13, 2023

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ZENTALIS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39263	82-3607803
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1359 Broadway, Suite 1710
New York, New York 10018
(Address of principal executive offices) (Zip Code)
(212) 433-3791
(Registrant’s telephone number, include area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ZNTL	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2023, Zentalis Pharmaceuticals, Inc. (the “Company”) publicly announced the appointment of Iris Roth, Ph.D. as Chief Operating Officer of the Company, effective as of February 13, 2023 (the “Commencement Date”).

Dr. Roth, age 53, has more than 20 years of experience leading cross-functional drug development teams from research through the clinic to commercialization in both the biotechnology and pharmaceutical industries. Most recently, from March 2019 to February 2023, Dr. Roth served as Vice President, Medicine Development Leader at GlaxoSmithKline, where she built a portfolio of CD226 Axis immune checkpoint inhibitors including antibodies targeting CD96, TIGIT and PVRIG. Prior to GlaxoSmithKline, Dr. Roth served in senior leadership roles at various biopharmaceutical companies, including as Chief Operating Officer of Kartos Therapeutics from January 2019 to April 2019, and Vice President, Global Medicine Leader of AstraZeneca from July 2016 to January 2019. In these roles, she was responsible for leading the clinical development and commercial strategy for several drugs, including the registration and launch of Acerta Pharma/AstraZeneca’s Calquence® (acalabrutinib) and Genentech/Roche’s Erivedge® (vismodegib). Dr. Roth received her B.S. in Genetics from the University of California, Berkeley, and her Ph.D. in Biomedical Sciences from the University of California, San Francisco.

In connection with her appointment as Chief Operating Officer, Dr. Roth entered into an employment agreement with the Company’s wholly owned subsidiary, Zeno Management, Inc., or Zeno Management, setting forth the terms of her employment as the Company’s Chief Operating Officer. Dr. Roth's initial annual base salary will be $434,476 and she will be eligible for an annual target bonus equal to 40% of her annual base salary.

Pursuant to her employment agreement, if the Company terminates Dr. Roth’s employment other than for cause (as defined in her employment agreement) or Dr. Roth terminates her employment for good reason, she is entitled to the following payments and benefits, subject to her timely execution and non-revocation of a general release of claims in favor of the Company and her continued compliance with the restrictive covenants set forth in her employment agreement: (1) her fully earned but unpaid base salary and accrued and unused paid time off through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which she is entitled; (2) a payment equal to 9 months of her then-current base salary, payable in a lump sum 60 days following the termination date; (3) a payment equal to her prorated target annual bonus for the year in which the termination date occurs, payable in a lump sum 60 days following the termination date; and (4) payment of the COBRA premiums for her and her eligible dependents for 9 months following her termination date. In the event such termination occurs within 18 months following a change in control, Dr. Roth will be entitled to a lump-sum payment equal to her full target bonus for the year in which the termination occurs in lieu of the amount referenced in clause (3), and the references to 9 months in clauses (2) and (4) will be increased to 12 months. In the event of such termination at any time following a change in control, all of Dr. Roth’s stock awards will immediately vest in full.

In the event the Company terminates Dr. Roth’s employment for cause, she terminates her employment without good reason, or upon her death or permanent disability, she is entitled to receive only her fully-earned but unpaid base salary and accrued and unused paid time off through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which she is entitled.

Also in connection with her commencement of employment, the Company will grant to Dr. Roth stock options to purchase 297,500 shares of the Company’s common stock. The stock options will vest over a four year vesting schedule, with twenty-five percent (25%) of the stock options vesting on the first anniversary of February 6, 2023 (the “Vesting Commencement Date”) and the remaining stock options vesting in equal monthly installments over the three years thereafter, subject to Dr. Roth’s continued employment or service through the applicable vesting date. The Company will also grant restricted stock units (the “RSUs”) with respect to 52,500 shares of the Company’s common stock. The RSUs will vest in four equal annual installments on each of the first four anniversaries of the Vesting Commencement Date, subject to Dr. Roth’s continued employment or service through the applicable vesting date. The stock options and RSUs will be granted under the Company’s 2020 Incentive Award Plan, as amended, and the stock options will have an exercise price equal to the closing price of the Company’s common stock on The Nasdaq Global Select Market on the date of grant.

The foregoing description of the employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. Dr. Roth has also entered into the Company’s standard indemnification agreement for directors and officers.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated February 8, 2023, between Zeno Management, Inc. and Iris Roth.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENTALIS PHARMACEUTICALS, INC.

Date: February 13, 2023	By:	/s/ Melissa Epperly
Melissa Epperly
Chief Financial Officer